Exhibit 99.2

MEDIA RELEASE

American Campus Communities, Inc. Announces Board Refreshment and Governance Enhancements

Appoints Three New Independent Directors and Forms Capital Allocation Committee

Enters into a Cooperation Agreement with Land & Buildings

AUSTIN, Texas – January 27, 2021 – American Campus Communities, Inc. (NYSE:ACC) (“ACC” or the “Company”), the largest owner and manager of high-quality student housing properties in the U.S., today announced the appointment of Herman Bulls, Alison Hill and Craig Leupold to the Company’s Board of Directors, effective immediately. The Company also announced that Edward Lowenthal is retiring from the Board at the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) and Carla Piñeyro Sublett is stepping down from the Board, effective immediately, after accepting an exciting new career opportunity. As such, the ACC Board will temporarily increase to 11 directors and then reduce to 10 directors following the Annual Meeting. Upon Mr. Lowenthal’s retirement, Ms. Cydney Donnell will be appointed as the new Chair of the Board.

“I am proud of the Company’s accomplishments and track record of value creation during my 16 years on the board, having grown its portfolio from 16 properties at its IPO to the industry leader with 166 owned properties today, while generating a total shareholder return of approximately 400%. Continued Board refreshment reflects ACC’s commitment to ensuring the best possible mix of qualified directors to oversee the Company as it continues to drive growth and shareholder value creation,” said Mr. Lowenthal. “The new directors we have identified bring fresh perspectives that will be invaluable as management executes the Company’s strategic plan and capitalizes on the opportunities before it. ACC has an outstanding portfolio of student housing, a proven strategy, and a talented team that position it for continued growth and success in the years ahead. I look forward to working with our new directors over the next few months to ensure a seamless transition.”

“In Alison, Craig and Herman, the Company has identified three outstanding independent directors who bring extensive real estate and capital allocation experience,” said Bill Bayless, American Campus Communities CEO. “On behalf of the entire Board, I’d like to thank Ed and Carla for their service and the role they have played in the Company’s success. We are grateful for Ed’s years of service to the Board, including five as Chair, and his tireless dedication to advancing our company for the benefit of all our stakeholders. We also appreciate Carla’s significant contributions and wish her the best in her new role.”

To take full advantage of the directors’ experience and expertise, the Board is forming a Capital Allocation Committee comprised of four independent directors, who initially will be Mr. Leupold, who will serve as Chair, Ms. Hill, Ms. Donnell and John T. Rippel. The Committee will serve as an advisory group to the full Board, helping to evaluate capital allocation strategy and priorities to further improve investment strategies, net asset value creation and the quality of earnings growth.

The Company’s current board refreshment initiative followed constructive discussions that ACC has held with Land & Buildings Investment Management, LLC (“Land & Buildings”). ACC has entered into a cooperation agreement with Land & Buildings under which Land & Buildings will vote its shares in favor of all of the ACC Board’s director nominees.

Jonathan Litt, Founder and Chief Investment Officer of Land & Buildings, said, “We are pleased with the collaborative and constructive discussions we’ve had with the ACC Board and management team regarding capital allocation, company strategy, and board composition among other topics. We believe the new directors will be immediately additive to the Board, and I am particularly excited by the appointment of Cydney Donnell as Chairwoman. Cydney is an accomplished professional and served as a mentor to me when I entered the real estate business 30 years ago. We remain confident in the ability of the student housing industry to fully recover from the pandemic and in ACC’s refreshed Board to create substantial value for its shareholders.”

BofA Securities is serving as financial advisor and Dentons US LLP is serving as legal counsel to the Company.

About Herman Bulls

Mr. Bulls currently serves as Vice Chairman, Americas, at JLL, as well as an International Director and the founder of JLL’s Public Institutions Business Unit. During over 31 years at JLL, Mr. Bulls has worked in the areas of development, investment management, asset management, facilities operations and business development/retention. Mr. Bulls previously co-founded and served as President and CEO of Bulls Capital Partners, a Fannie Mae multi-family financing company, and founded Bulls Advisory Group, LLC, a management and real estate advisory firm. Prior to joining JLL, Mr. Bulls completed almost 12 years of active duty service with the United States Army. His last active duty assignments were working in the Office of the Assistant Secretary of the Army for Financial Management at the Pentagon and as an Assistant Professor of Economics and Finance at West Point. He has completed the Army’s Airborne, Ranger and Command and General Staff College courses and served overseas in the Republic of Korea. He retired as a Colonel in the U.S. Army Reserves in 2008.

He is a member of the Executive Leadership Council, Leadership Washington and the Real Estate Executive Council. Mr. Bulls is also a founding member and served as the inaugural President of the African American Real Estate Professionals of Washington, D.C. and serves as Vice Chairman of the University Development Innovation Council of the Urban Land Institute. He currently serves as a director of Comfort Systems, USA, Collegis Education and USAA and is a member of the Real Estate Advisory Committee for New York State Teachers’ Retirement System. Mr. Bulls previously served on the boards of Tyco International, Exelis, Inc., Rasmussen College, Inc. and Computer Sciences Corporation. He also serves on the American Red Cross National Board of Governors.

Under the Obama administration Mr. Bulls was selected by the Secretary of Veteran Affairs to serve as a member of the MyVA Advisory Committee, whose mission was to advise the Secretary on the modernization of VA’s culture, processes, and capabilities in order to put the needs, expectations, and interests of Veterans and beneficiaries first. Mr. Bulls is a board member of the West Point Association of Graduates where he previously served as Vice Chairman and the Military Bowl Foundation, an NCAA sanctioned football bowl game played in the nation’s capital each December. Mr. Bulls’ community board service has included the Friends and Family Board for the John F. Kennedy Center for the Performing Arts, and he served as former Chairman of the Fannie Mae National Housing Advisory Council.

He received a BS degree in engineering from the United States Military Academy at West Point and an MBA in finance from Harvard Business School.

About Alison Hill

Ms. Hill currently serves as Managing Director, Strategic Capital at Prologis, where she is responsible for the formation, structuring and operations of Prologis’ co-investment ventures globally. She joined AMB Property Corporation in 1999 and served in a variety of positions within the private capital business, helping to expand the private capital business outside the U.S. Since AMB’s merger with Prologis in 2011, Ms. Hill has been integral in growing and streamlining Prologis’ strategic capital business. She is a member of the Prologis’ Americas and Europe Investment Committee.

Before joining AMB, Ms. Hill practiced real estate law at the global law firm of Morrison & Foerster. Prior to that, she practiced law with Lionel Sawyer & Collins within the real estate and commercial transactions groups.

Ms. Hill serves on the board of The SWIG Company, a San Francisco based privately owned real estate investor and operator, and GirlVentures, a San Francisco-Bay area based non-profit that inspires girls to lead through outdoor adventure, inner discovery and collective action.

Ms. Hill holds a J.D., cum laude, from Case Western Reserve University School of Law and a Bachelor of Arts degree in international relations from Hamilton College where she is now a member of the board of trustees.

About Craig Leupold

Mr. Leupold currently serves as Chief Executive Officer of GSI Capital Advisors, an investment manager focused on investment opportunities in publicly traded real estate securities, primarily REITs. Previously, he was with Green Street Advisors, Inc., a commercial real estate, news, data, analytics and advisory services firm, for over 26 years, serving as its President and Chief Executive Officer for 13 years. Prior to Green Street Advisors, Mr. Leupold worked as a real estate consultant at Kenneth Leventhal and Company and as a commercial real estate lender at Union Bank of California.

He received a Bachelor’s Degree in Management Science from the University of California, San Diego and an MBA in Finance and Real Estate from Columbia Business School.

About American Campus Communities

American Campus Communities, Inc. is the largest owner, manager and developer of high-quality student housing communities in the United States. The company is a fully integrated, self-managed and self-administered equity real estate investment trust (REIT) with expertise in the design, finance, development, construction management and operational management of student housing properties. As of September 30, 2020, American Campus Communities owned 166 student housing properties containing approximately 111,900 beds. Including its owned and third-party managed properties, ACC’s total managed portfolio consisted of 204 properties with approximately 139,900 beds. Visit www.americancampus.com.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements under the applicable federal securities law. These statements are based on management’s current expectations and assumptions regarding markets in which American Campus Communities, Inc. (the “Company”) operates, operational strategies, anticipated events and trends, the economy, and other future conditions. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. These risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward looking-statements include those related to the COVID-19 pandemic, about which there are still many unknowns, including the duration of the pandemic and the extent of its impact, and those discussed in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2019 under the heading “Risk Factors” and under the heading “Business—Forward-looking Statements” and subsequent quarterly reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts

Investors

Ryan Dennison

American Campus Communities

(512) 732-1053

Media

Andrew Siegel / Greg Klassen

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449